Exhibit T3A.2.98

[Logo]	Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us	Max Maxfield, WY Secretary of State FILED: 01/10/2011 04:33 PM Original ID: 2004-000469973 Amendment ID: 2011-000924325

Limited Liability Company

Amendment to Articles of Organization

1. Name of the limited liability company:

Design Rx, LLC

2. The date of filing its articles of organization:	July 6, 2004

3. Article(s)	4, 5 and 10	is amended as follows:

Article 4: The name and address of its registered agent is: CT Corporation System and the registered agent’s office is located at 1720 Carey Avenue, Cheyenne, WY 82001.

Article 5: The mailing address where correspondence and annual report forms can be sent: 1720 Carey Avenue, Cheyenne, WY 82001.

Article 10: The management of the limited liability company is reserved to its member. The name and address of its member is Design Rx Holdings Corporation, 2181 E. Aurora Road, Twinsburg, Ohio 44087.

Date:	12/27/2010	Signature:	/s/ Dennis Angers
(mm/dd/yyyy)		(Shall be executed by a person authorized by the company)

Print Name:	Dennis Angers

Title:	Authorized Representative

Contact Person:

Daytime Phone Number:	216-861-7081	Email:	dangers@bakerlaw.com

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Checklist
☒	Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.
☒	Please submit one originally signed document and one exact photocopy of the filing.
☒	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

LLC-Amendment - Revised 07/01/2010

[Logo]	Wyoming Secretary of State State Capitol Building, Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us	Max Maxfield, WY Secretary of State FILED: 01/06/2011 08:13 AM Original ID: 2004-000469973 Amendment ID: 2011-000923152

Statement of Change By Business Entity

1. Name of the business entity:

Design Rx, LLC

2. Name of current registered agent and physical address of current registered office:

Current Registered Agent:	Registered Agent Services, Inc.

Current Registered Office:	2120 Carey Avenue, Cheyenne, WY 82001

3. Name of new registered agent and physical Wyoming address of new registered office (cannot be a PO Box):

New Registered Agent:	CT Corporation System

For consistency the Secretary of State’s Office will only keep one version of the agent’s name on file.

New Registered Office:	1720 Carey Avenue, Cheyenne, WY 82001

Registered Agent Mailing Address (if different than above):

4. I hereby certify that the new registered office and the registered agent comply with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

5. The mailing address of my business should be changed to reflect the new registered office address.	Yes ☐	No ☒

6. The principal address of my business should be changed to reflect the new registered office address.	Yes ☐	No ☒

7. After the changes are made, the physical address of the registered office and business office of the registered agent will be identical.

Signature:	/s/ Dennis Angers	Date:	1-4-11
	(Shall be executed by an authorized individual)		(mm/dd/yyyy)

Print Name:	Dennis Angers	Contact Person:

Title:	Authorized Representative	Daytime Phone:	216-861-7081

Email:	dangers@bakerlaw.com

Checklist

☐	Filing Fee: Nonprofit Corporation - $3.00 (by statute); All other business entities – No Fee
☐	The Statement must be accompanied by a written consent to appointment executed by the registered agent.
☐	Please submit one originally signed document and one exact photocopy of the filing.
☐	Please review form prior to submitting to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing of your documents.

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RA-RO ChangeByEntity – 11/04/2009

[LOGO]	Wyoming Secretary of State State Capitol Building Room 110 200 West 24th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Fax 307.777.5339 Email: business@state.wy.us

Consent to Appointment by Registered Agent

I,	CT Corporation System	, registered office located at
(name of registered agent)

1720 Carey Avenue, Cheyenne WY 82001	voluntarily consent to serve
* (registered office physical address, city, state & zip)

as the registered agent for	Design Rx, LLC

(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature:	/s/ Diane Stout	Date:	1-4-11
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)

Print Name:	Diane Stout, Asst. Secretary	Daytime Phone:	216-621-4270

Title:	Email:

Registered Agent Mailing Address (if different. than above):

*If this is a new address, complete the following:

Previous Registered Office(s):

I hereby certify that:

•	After the changes are made, the street address of my registered office and business office will be identical.
•	This change affects every entity served by me and I have notified each entity of the registered office change.
•	I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-Ill.

Signature:		Date:
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)

Checklist
☐	Submit one originally signed consent to appointment and one exact photocopy.

RAConsent - Revised 10/21/2009

WY Secretary of State
FILED: 11/19/2007
Original ID: 2004-000469973
Amendment ID: 2007-00064560

LIMITED LIABILITY COMPANY

APPLICATION FOR CERTIFICATE OF REINSTATEMENT

FOLLOWING ADMINISTRATIVE DISSOLUTION

Wyoming Secretary of State	Phone (307) 777-7311/7312
The Capitol Building, Room 110	Fax (307) 777-5339
200 West 24th Street	E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

A limited liability company administratively dissolved under W.S. 17-15-112 may apply to the Secretary of State for reinstatement within two (2) years after the effective date of dissolution.

1.     The name of the limited liability company is:

Design RX, LLC

2. The effective date of its administrative dissolution was:	5/29/07

3.     The grounds for dissolution have been eliminated.

Date:	11/7/07	Signed:	/s/ [Illegible]

Title:	Manager

Reinstatement fee: $50.00

Instructions:

1.	lf the limited liability company was administratively dissolved for failure to file its annual report and pay the annual license tax, all delinquent reports must accompany this form along with the $50.00 reinstatement fee and double taxes for each delinquent report.

2.	If the limited liability company was administratively dissolved for failure to maintain a registered agent and/or registered office in this state, a completed statement of change of registered agent/office and registered agent consent must accompany this form along with the filing fee ($20.00), reinstatement fee ($50.00), and penalty ($100.00) for a total fee of $170.00 plus any delinquent annual reports and taxes due.

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FILED: 10/27/2004
CID: 2004-00469973
WY Secretary of State
Doc. ID: 2004-00476114

LIMITED LIABILITY COMPANY

ARTICLES OF CORRECTION

OF

Design Rx LLC.

Wyoming Secretary of State	Phone (307) 777-7311/7312
The Capitol Building, Room 110	Fax (307) 777-5339
200 W. 24th Street	E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

1.	The document to be corrected is: Articles of Organization for Design Rx LLC filed with the Secretary of State on: 7/26/2004.

2.	The incorrect statement is: The name and addresses of the managers who are to serve as mangers... are: Manager, Douglas Burgoyne, 8th East Broadway, Suite 502, Salt Lake City, UT 84111

3.	The reason it is incorrect or manner in which the execution was defective: The managers name should be changed

4.	The correct statement is: Manager, Jill Fifield, 8 East Broadway, Suite 502, Salt Lake City, UT 84111

Date:	10/1/04	Signed:	/s/ [Illegible]

Title:	Incorporator

Filing Fee: $50.00

[ILLEGIBLE] - Revised: 9/2003

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FILED: 07/06/2004
CID: 2004-00469973
WY Secretary of State

ARTICLES OF ORGANIZATION

FOR A DOMESTIC LIMITED LIABILITY COMPANY

Wyoming Secretary of State	Phone (307) 777-7311/7312
The Capitol Building, Room 110	Fax (307) 777-5339
200 W. 24th Street	E-mail: corporations@state.wy.us
Cheyenne, WY 82002-0020

1.	The name of the limited liability company is:	Design Rx, LLC

2.	The period of its duration is:	Perpetual
(This is the length of time the LLC intends to exist. It may be listed as “perpetual, ” a certain number of years such as “30 years,” or may be listed as a specific date such as “Dec. 31, 2055")

3.	The purpose for which the limited liability company is organized is:	Consulting

4.	The name and address of its registered agent is:	Registered Agency Services, Inc.
2120 CAREY AVENUE
CHEYENNE, WY 82001
(The registered agent may be an individual resident in this state or a domestic or foreign corporation authorized to transact business in this state, having a business office identical with such registered office. Do not use a Post Office Box or Mail Drop Вoх)

5.	The mailing address where correspondence and annual report forms can be sent:
2120 Carey avenue, Cheyenne, WY 82001

6.	The total amount of cash and a description and agreed value of property other than cash contributed is:	$1000.00

7.	The total additional contributions, if any, agreed to be made by all members and the times at which or events upon the happening of which they shall
	be made are: they shall be made are:	None

8.	The right, if given, of the members to admit additional members, and the terms and conditions of the admission are:	Unanimous Agreement

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9.	The right, if given, of the remaining members of the limited liability company to continue the business on the death, resignation, expulsion, bankruptcy or dissolution of a member or occurrence of any other event which terminates the continued membership of a member of the limited liability company:
Equitable Contributed Capital

10. Complete either item #1 or item #2

1) The limited liability company is to be managed by a manager or managers. The names and addresses of the managers who are to serve as
managers until the first annual meeting of the members or until their successors are elected and qualify are:	Manager
Douglas Burgoyne, 8th East Broadway, Suite 502, Salt Lake City, UT 84111

2) The management of the limited liability company is reserved to the members. The names and addresses of the members are:

Date:	Signed:	/s/ [Illegible]

Filing Fee: $100.00

Instructions:

1.	The name must include the words “Limited Liability Company,” or its abbreviations “LLC” or “LLC.,” “Limited Company,” or its abbreviations “LC” or “L.C.,” “Ltd. Liability Company,” “Ltd. Liability Co.” or “Limited Liability Co.”.

2.	Articles must be accompanied by a written consent to appointment executed by the registered agent.

3.	Make check payable to Secretary of State.

[ILLEGIBLE] - Revised: 12/2003

Secretary of State
State of Wyoming
The Capitol
Cheyenne, Wy 82002

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

1.	Registered Agency Services, Inc. voluntarily consents to serve as the registered agent for DESIGN RX, LLC, a Wyoming limited liability company, on the date shown below;

2.	The registered agent certifies that it is:

(a)	An individual who resides in this state and whose business office is identical with the registered office; or

(b)	A domestic corporation or not-for-profit foreign corporation authorized to transact business in this state whose business office is identical with the registered office.

3.	The undersigned knows and understands the duties of a registered agent as set forth in the 1993 Wyoming Limited Liability Company Act.

Dated: July 6, 2004.

REGISTERED AGENCY SERVICES, INC.

BY:	/s/ Jo Lyn Jordan
JO LYN JORDAN, VICE-PRESIDENT

[Logo]	Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 03/12/2024 12:02 PM Original ID: 2004-000469973 Amendment ID: 2024-004665216

Limited Liability Company

Amendment to Articles of Organization

1.	Name of the limited liability company:

(Name must match exactly to the Secretary of State’s records.)

Design Rx, LLC

2. The date of filing its articles of organization:	07-06-2004

(Date must match exactly to the Secretary of State’s records.)

3. Article number(s)	1	is amended as follows:

*See checklist below for article number information.

Name shall be amended to: Ex Design, LLC

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Signature:	/s/Susan C. Lowell	Date:	02-22-2024

(Shall be executed by a person authorized by the company.)	(mm/dd/yyyy)

Print Name:	Susan C. Lowell	Contact Person:

Title:	Vice President, Tax & Accounting	Daytime Phone Number:

Email:	slowell@riteaid.com

(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☐	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☐	Processing time is up to 15 business days following the date of receipt in our office.
☐	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☐	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.
☐	* Refer to original articles of organization to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.

LLC-Amendment - Revised June 2021

STATE OF WYOMING

Office of the Secretary of State

I, CHUCK GRAY, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: Ex Design, LLC

Old Name: Design Rx, LLC

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 12th day of March, 2024

[Logo]		/s/ Chuck Gray
Filed Date: 03/12/2024		Secretary of State

	By:	Shawn Havel